U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 2 TO FORM SB-2
                          ----------------------------
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              AA Consulting, Inc.,
                              --------------------
             (Exact name of registrant as specified in its charter)

Nevada                                     8742                      45-0462006
------                                     ----                      ----------
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or             Classification Code Number)  Identification No.)
organization)

208 5th Ave. NW, Mandan, North Dakota                                     58554
-------------------------------------                                     -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (701) 663-1181
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
                             ----------------------
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------

Common Stock, $.001 par value                10,000,000               $0.0125               $125,000             $33.00
====================================== ======================== ==================== ======================= ===============


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                              AA Consulting, Inc.,
                              a Nevada corporation

                        10,000,000 Shares of Common Stock


         We currently provide consulting services for small businesses, including, but not limited to, writing business plans and providing ongoing consulting and services such as assisting organizations and their management in building and increasing organizational effectiveness. We are offering for sale a minimum of 2,000,000 and a maximum of 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. Until we sell at least 2,000,000 shares in this offering, all funds will be deposited in an escrow account. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.0125 per share. If all of the shares offered by us are purchased, the proceeds to us will be $125,000. We will receive less than $125,000 if all of the offered shares are not purchased.

         This is our initial public offering and no public market currently exists for shares of our common stock. We have not applied for listing or quotation on any public market. We do not expect a liquid market to develop for several years, if at all.

          After the offering, our management will own 28.14 % of the issued and outstanding shares of common stock if all of the offered shares are sold. Investors may not revoke their subscription. [material omitted]

         See "Risk Factors" on Pages 5 to 9 for factors to be considered before investing in the shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. There will not be any graphics, maps, photographs or pictures appearing in the prospectus. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          The offering will terminate 6 months after this registration statement is declared effective by the Securities and Exchange Commission. [material omitted]




                The date of this prospectus is September 3, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ..........................................................4
Risk Factors.................................................................4
Forward Looking Statements...................................................9
Use of Proceeds.............................................................10
Determination of Offering Price.............................................10
Dilution....................................................................10
Selling Security Holders....................................................12
Plan of Distribution........................................................12
Legal Proceedings...........................................................12
Directors, Executive Officers, Promoters and Control Persons................13
Security Ownership of Certain Beneficial Owners and Management..............14
Description of Securities...................................................14
Interest of Named Experts and Counsel.......................................15
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities..................................................15
Organization Within Last Five Years.........................................16
Description of Business.....................................................16
Management's Discussion and Analysis of Financial Condition and
Results of Operations.......................................................20
Description of Property.....................................................20
Certain Relationships and Related Transactions..............................22
Market for Common Equity and Related Stockholder Matters....................22
Executive Compensation .....................................................23
Financial Statements........................................................24
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................................43
Legal Matters...............................................................43
Experts.....................................................................43
Additional Information......................................................43
Indemnification of Directors and Officers...................................44
Other Expenses of Issuance and Distribution.................................44
Recent Sales of Unregistered Securities.....................................44
Exhibits....................................................................45
Undertakings................................................................45
Signatures..................................................................46

         Outside Back Cover Page

         Dealer Prospectus Delivery Obligation

         Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:                      Our principal business address is 208 5th
                                   Ave. NW, Mandan, North Dakota, 58554; our telephone number is (701) 663-1181.


                                   We currently provide small businesses with business development services such as writing business plans and providing clients with guidance in implementing those business plans. We provide our clients with in-depth customized services, such as identifying and helping to solve business development problems, as well as providing marketing ideas and bookkeeping services. We plan to expand our operations by adding key staff, including a marketing specialist, and by expanding the number of our operating locations. We also hope to establish a website designed to attract new clients.

                                   Our auditors have expressed doubt about our ability to continue as a going concern as we do not have significant cash or other material assets nor do we have an established source of revenues. Moreover, we have limited operations and currently operate only within a small area of North Dakota. We have suffered losses since our inception on October 2, 2001. Our ability to earn revenues will be affected by the industry competition. Our industry is highly competitive with low barriers to entry. As such, our ability to earn revenues will be affected by our ability to compete.

Our state of organization:         We were incorporated in Nevada on October 2,
                                   2001.

Number of shares being offered:    We are offering for sale 10,000,000 shares of
                                   our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.
                                   Investors will experience dilution of 68.79% or $0.0039 per share if all of the offered shares are sold.


Minimum and maximum shares         We intend to offer a minimum of 2,000,000 and
offered:                           a maximum of 10,000,000 shares of our common
                                   stock.



Number of shares outstanding       4,750,000 shares of our common stock are
after the offering:                currently issued and outstanding. If all the
                                   offered shares are sold, 14,750,000 shares of our common stock will be issued and outstanding after the offering.

Estimated use of                   We will receive $125,000 if all of the
proceeds:                          offered shares are sold. We intend to use any
                                   proceeds from such sale for marketing
                                   expenses and for working capital, including website development. Our management has complete discretion as to the use of proceeds and our anticipated use of proceeds is subject to change, in our management's sole and absolute discretion.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:

We may not be able to implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from becoming profitable.

We are a development stage company. We depend on the proceeds of this offering in order to implement our business plan. Specifically, we will need a minimum of approximately $30,000 to implement our initial business development plans. If we are not able to raise at least $30,000, it will be difficult for us to expand our business. We may not realize sufficient proceeds to complete organizational and development costs, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

The anticipated expenses related to this offering will be approximately $16,183 and we may not have funds available for working capital if less than 1,294,640 shares are sold.

We anticipate that the offering expenses for this offering will be approximately $16,183. Some of the expenses we have already paid for, such as, funds necessary for the initial audit and other related expenses. However, we will need to raise additional funds through this offering to pay the remainder of the offering expenses. Unless we sell at least 1,294,640 shares pursuant to this offering, we may not have funds available to further our expansion plans. Our operations are currently limited. In order to expand our operations which we believe will allow us to earn additional revenues, we will be required to expend significant funds. We hope to raise those funds through this offering. However, if we are not able to raise sufficient funds through this offering, our ability to expand our operations and earn additional revenues will be harmed.

We have a limited operating history upon which an evaluation of our prospects can be made and therefore our prospects should be considered speculative.

We were incorporated in October 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues. Specifically, new development stage companies such as ours typically experience significant difficulties. Such difficulties include, but are not necessarily limited to:

     o    lack of organization;
     o undue stress on management due to the pressures associated with a development stage company which is earning little to no revenues;
     o    finding a unique niche in the market within which we operate;
     o finding an adequate price for our services which will allow us to cover our costs and make a profit;
     o finding sufficient funding to move forward with our business plan while staying away from cash flow problems;
     o    setting realistic goals and achieving those goals, step by step;
     o developing effective strategies to take advantage of market conditions as well as strategies to get through the tough times; and
     o stay flexible in our business structure to account for unforeseen problems and difficulties.


We may have problems hiring sufficient staff to operate our business should we need such staff to continue our operations. If we are not able to hire sufficient staff, our ability to expand our business will be harmed.

If we are able to expand our operations, we may need to hire additional staff. Finding quality and competent staff could be difficult. There are other companies, both small and large, which offer similar services to ours. We will compete with those companies for qualified staff. In order to hire and retain staff, we will likely need to offer certain benefits, such as, medical benefits, 401K Plans and other retirement benefits. As of the date of this prospectus, we have not made specific arrangements to offer such benefits and have not yet investigated the costs associated with providing such benefits. There is no guarantee that we will have sufficient funds to establish such plans. Our inability to attract qualified staff could harm our ability to expand our operations. If we are not able to expand our operations, our ability to earn additional revenue will be harmed.

We may be undersold by our competitors and, in such a case, we may not be able to remain competitive which will harm our ability to continue our business operations.

The industry within which we operate is highly competitive. The industry may be further inundated with companies providing similar services. This could result in price reductions and reduced revenues. We run the risk of setting our prices either too high, which could discourage interest our products, or too low, which could result in our inability to earn a profit. We may also experience a cash flow crisis if we tie up cash in equipment or other assets. We believe that as we grow our business, if we are able to grow our business, we will experience increased expenses for: legal, accounting, employee salaries and benefits, insurance, supplies and marketing. In the event we are unable to remain competitive in our pricing, our ability to sell our services and earn revenues will be harmed.


We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.


From our inception on October 2, 2001 to June 30, 2002, we experienced a net loss of $2,596. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. Although we do not know the exact amount, we do believe that as we grow our business, we will need access to additional funds. We do believe that our general operating expenses will increase approximately fifty to seventy percent over the next year depending on available cash. However, there is no guarantee that we will be able to raise sufficient funds to increase our expenses. If we are not able to raise such funds, we will not be able to expand our operations. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.


Our ability to succeed is uncertain because we currently have limited sources of revenue and need additional funds to market our services. Therefore, if we do not raise funds in this offering or if we fail to generate revenues, investors may lose all or part of their investment.

We have not yet engaged in any significant marketing of our services. Therefore, our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to raise funds in this offering or generate revenues. It will be difficult to raise revenues, however, if we do not have the funds to increase our marketing activities. Our inability to raise sufficient funds in this offering or generate revenues may significantly hinder our ability to conduct marketing activities and thus impair our ability to generate revenue. If we are unable to generate sufficient revenue, our business will fail and purchasers of the offered shares will likely lose their entire investment.

If we do not raise funds in this offering, we may not have adequate resources to market our services in order to compete successfully.

Most of our competitors have substantially greater experience, financial and technical resources and marketing and development capabilities than we do. We believe that we fill a unique niche in that we provide our services to small and medium development stage companies where most of our competitors provide similar services to large companies. Our competition includes accounting firms that provide business consulting services. Those firms include: Eide Bailly, Brady Martz & Associates as well as several, localized small business consultants. The small, localized business consulting services primarily operate within their own geographic confines and do not directly compete with us in the area within which we currently operate. We believe we compete favorably with the accounting firms which provide similar services because those firms focus on providing accounting services, not business consulting services. Our focus is the latter. Many of our competitors have greater financial resources and can afford to spend more resources than we can to market their services. We may not be able to succeed in marketing and selling our various services if we do not raise funds in this offering. We cannot guaranty that our competitors will not succeed in marketing and selling our various services.

We may need to raise additional capital to market our services. Our failure to raise additional capital will limit any proposed marketing activities.


To market our services, we may be required to raise funds in addition to the funds we hope to raise in this offering. Specifically, we anticipate that in order to implement our business plans for the next 12 months, we will need to raise funds in the following amounts for the following items:

     o    Purchase additional computers: $10,000
     o    Acquire additional office space for one year: $12,000
     o    Website development for one year: $2,000
     o    Working capital for one year: $8,000

We anticipate that the funds from this offering, assuming that we sell all the offered shares, will provide us sufficient capital to expand our operations significantly. However, we may need additional capital to fully expand our operations. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend significant funds on the marketing and promotion of our services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

In addition to this offering, we anticipate that we may seek additional funding through public or private sales of our securities in order to fully expand our operations. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could harm our ability to make a profit.


We have incurred a net loss since inception and expect to incur net losses for the foreseeable future which raises substantial doubt about our ability to continue as a going concern.


Our net loss from inception on October 2, 2001 to June 30, 2002 was $2,596. We have not generated any significant revenues. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses for the foreseeable future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations. If we are not able to generate significant revenues, our ability to continue as a going concern will be jeopardized. In Note 5 to our financial statements, our auditor has included the following language: "The Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern." According to our auditor, these factors raise substantial doubt about our ability to continue as a going concern. If we are not able to pay our operating expenses, we may have to liquidate the company and its assets. Our officers and directors have expressed their intent to assist in the payment of our operating expenses as long as they maintain their stock ownership in us. However, our officers and directors are under no obligation to pay our expenses. We have not formulated a plan of liquidation in the event our officers and directors do not pay our expenses.


We depend on the efforts and abilities of certain of our senior management and a loss of such management could hinder our ability to conduct operations and generate revenues.

The interruption of the services of key management could harm our operations, profits and future development, if suitable replacements are not promptly obtained. Specifically, Karen Wolff, our president, treasurer and a director provides valuable experience in business financial and strategic planning matters, progressive staff development methods and creative problem solving and implementation. She has participated in business turnarounds, startups, and corporate development. Her husband, Steven Wolff is our vice president, secretary and a director. Her brother-in-law, Thomas Wolff, is a director. If Mrs. Wolff terminated her relationship with us, our operating results would suffer. It is also possible that if Mrs. Wolff left, Steven Wolff and Thomas Wolff would terminate their relationship with us. We cannot guaranty that each executive will remain with us during or after the term of any proposed employment agreement, if we enter into such agreements. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

As our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail.


The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Specifically, Ms. Wolff, our president, treasurer and one of our directors is a director of Creative Marketing Solutions, Inc., an advertising company in Bismarck, North Dakota. Steven Wolff, our vice president, secretary and one of our directors is currently employed as an electrician with Tesoro Petroleum Refinery, formerly BP Amoco. Ms. Wolff currently devotes approximately five to ten hours a week to our operations. Steven Wolff currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours if we begin generating significant revenues. We cannot guaranty that any of our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If any or all of our officers or directors do not devote a sufficient amount of their business time to the management of our business, then our business may fail.


Risks related to this offering:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any significant revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

We may not have sufficient financial resources to fund our operations if the offering is substantially undersold.

There is no minimum-offering amount for this offering. We may not sell any or all of the offered shares. If the offering is substantially undersold, investors may lose their entire investment because we will not have sufficient funds to fund our expansion plans. If we do not sell all of the offered shares, we may also be forced to limit any proposed marketing activities, which will hinder our ability to expand our activities and generate revenues.

Investors in this offering will suffer immediate and substantial dilution of their investment; however, the exact dilution depends on the number of shares sold in this offering.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. Our existing shareholders have paid an average of $0.001 per share for their common stock, which is considerably less than the amount to be paid for the common stock in this offering. As a result, assuming an initial public offering price of $0.0125 per share and assuming all of the offered shares are sold, investors purchasing common stock in this offering will incur immediate dilution of $0.0039 in pro forma net tangible book value per share of common stock as of June 30, 2002. If only 20%, or 2,000,000 shares, of the offered shares are sold, then investors purchasing common stock in this offering will incur immediate dilution of $0.0077 in pro forma net tangible book value per share. If only 50%, or 5,000,000 shares, of the offered shares are sold, then investors purchasing common stock in this offering will incur immediate dilution of $0.0055 in pro forma net tangible book value per share.

Our existing shareholders control our operations and may be able to significantly influence matters requiring shareholder approval.

Our officers and directors will beneficially own approximately 28.14% of our common stock following the completion of this offering if all of the shares are sold, or approximately 36.5% if two thirds of the offered shares are sold. As a result, they will be able to significantly influence all matters requiring shareholder approval, including the election and removal of directors, approval of significant corporate transactions and decisions of whether a change in control will occur.

We may not realize sufficient proceeds from this offering to implement our business plan because we are offering shares in direct public offering, rather then using the experience of a broker-dealer.

We are offering shares in a self-underwritten offering directly to the public. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a broker-dealer, even though a broker-dealer may have more experience, resources or contacts to more effectively sell shares. A delay in the sale of the shares in this offering could cause us a similar delay in implementing our business plan.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction. If the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and provide monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.


Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

[material omitted]
------------------

The use of proceeds table is provided immediately below. However, our management has complete discretion as to the use of proceeds and our anticipated use of proceeds specified below is subject to change, in our management's sole and absolute discretion. There is no guarantee that we will be able to sell all the offered shares.

========================= ======================== ================== ================== ==================================
 Offered Shares Sold         Offering Proceeds       Approximate         Total Net        Principal Uses of Net Proceeds
                                                   Offering Expenses  Offering Proceeds
------------------------- ------------------------ ------------------ ------------------ ----------------------------------
 2,000,000 shares (20%)           $25,000               $16,183            $8,817        Website Development: $2,450
                                                                                         Office Supplies: $1,500
                                                                                         Marketing: $2,867
                                                                                         Working Capital:$2,000
------------------------- ------------------------ ------------------ ------------------ ----------------------------------
 5,000,000 shares (50%)           $62,500               $16,183            $46,317       Rent/Office Expenses: $3,000
                                                                                         Website Development: $7,000
                                                                                         Office Equipment: $10,000
                                                                                         Marketing: $15,000
                                                                                         Working Capital:$11,317
------------------------- ------------------------ ------------------ ------------------ ----------------------------------
10,000,000 shares (100%)         $125,000               $16,183           $108,817       Rent/Office Expenses: $7,000
                                                                                         Website Development: $7,000
                                                                                         Office Equipment: $30,000
                                                                                         Marketing: $50,000
                                                                                         Working Capital:$14,817
========================= ======================== ================== ================== ==================================

Website development includes hiring a website designer who would develop and refine the website as the company grows. The website designer would be retained to develop and update the website as the company builds its line of services.


Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 10,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The following table assumes all 10,000,000 shares of common stock will be sold.

==================================== ========================================= ================================= ==================
                                                  Shares Issued                       Total Consideration              Price
                                                                                                                     Per Share
                                            Number               Percent           Amount             Percent
------------------------------------ ---------------------- ------------------ ----------------- --------------- ------------------
Founding Shareholders                  1,750,000 Shares           11.9%            $1,750              1.33%          $0.001
------------------------------------ ---------------------- ------------------ ----------------- --------------- ------------------
Stock Issued for Cash and Assets       3,000,000 Shares           20.3%            $5,309              4.02%          $0.002
------------------------------------ ---------------------- ------------------ ----------------- --------------- ------------------
Purchasers of Shares                   10,000,000 Shares          67.8%            $125,000            94.65%         $0.0125
==================================== ====================== ================== ================= =============== ==================
Total                                  14,750,000 Shares          100%            $132,059             100%
==================================== ====================== ================== ================= =============== ==================


The following table assumes 2,000,000 shares of common stock will be sold.

==================================== ========================================= ================================= ==================
                                                  Shares Issued                       Total Consideration              Price
                                                                                                                     Per Share
                                            Number               Percent           Amount             Percent

------------------------------------ ---------------------- ------------------ ----------------- --------------- ------------------
Founding Shareholders                  1,750,000 Shares           25.9%            $1,750              5.5%           $0.001
------------------------------------ ---------------------- ------------------ ----------------- --------------- ------------------
Stock Issued for Cash and Assets       3,000,000 Shares           44.4%            $5,309              16.6%          $0.002
------------------------------------ ---------------------- ------------------ ----------------- --------------- ------------------
Purchasers of Shares                   2,000,000 Shares           29.7%            $25,000             77.9%          $0.0125
==================================== ====================== ================== ================= =============== ==================
Total                                  6,750,000 Shares           100%             $32,059             100%
==================================== ====================== ================== ================= =============== ==================


The following table assumes 5,000,000 shares of common stock will be sold.

==================================== ======================================== ================================= ==================
                                                  Shares Issued                      Total Consideration                 Price
                                                                                                                       Per Share
                                            Number               Percent            Amount             Percent
------------------------------------ ---------------------- ----------------- ------------------- --------------- -----------------
Founding Shareholders                  1,750,000 Shares          17.95%             $1,750              2.52%          $0.001
------------------------------------ ---------------------- ----------------- ------------------- --------------- -----------------
Stock Issued for Assets                3,000,000 Shares          30.77%             $5,309              7.63%          $0.002
------------------------------------ ---------------------- ----------------- ------------------- --------------- -----------------
Purchasers of Shares                   5,000,000 Shares          51.28%             $62,500             89.85%         $0.0125
==================================== ====================== ================= =================== =============== =================
Total                                  9,750,000 Shares          100%               $69,559             100%
==================================== ====================== ================= =================== =============== =================



The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that:


     o    all of the shares of the common stock offered by us are sold;
     o    50% of the shares of common stock offered by us are sold; and
     o    20% of the shares of common stock offered by us are sold.

Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2002.

------------------------------------------------------------- ----------------------- ----------------------- --------------------
                                                               All Offered Shares     50% of Offered Shares   20% of Offered Share
                                                                     are Sold                are sold                are sold
------------------------------------------------------------- ----------------------- ----------------------- --------------------
Offering Price                                                  $0.0125 per share       $0.0125 per share       $0.0125 per share
------------------------------------------------------------- ----------------------- ----------------------- --------------------
Net tangible book value at June 30, 2002                        $0.0000 per share       $0.0000 per share       $0.0000 per share
------------------------------------------------------------- ----------------------- ----------------------- --------------------
Net tangible book value after giving effect to the offering
                                                                $0.0086 per share       $0.0071 per share       $0.0048 per share
------------------------------------------------------------- ----------------------- ----------------------- --------------------
Per Share Dilution to New Investors                             $0.0039 per share       $0.0054 per share       $0.0077 per share
------------------------------------------------------------- ----------------------- ----------------------- --------------------
Percent Dilution to New Investors                                     68.79%                  56.80%                  38.40%
------------------------------------------------------------- ----------------------- ----------------------- --------------------

Selling Security Holders
------------------------

The shares we are registering for sale are not yet issued and outstanding. Therefore, there are no selling security holders in this offering.

Plan of Distribution
--------------------


We are offering for sale a minimum of 2,000,000 and a maximum of 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 10,000,000 shares of our common stock. Our officers and directors are entitled to purchase offered shares. However, none of our officers or directors has indicated that they will purchase any of the offered shares and, therefore, we do not believe that any of our officers or directors will purchase any of the offered shares. If any of our officers or directors decides to purchase offered shares, we do not intend to loan such officer or director the funds necessary to purchase offered shares. There is no minimum number of shares that must be purchased by each prospective purchaser. The minimum number of shares we will sell is 2,000,000. As such, the minimum proceeds for this offering must be $25,000. The maximum number of shares we will sell is 10,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. [material omitted]. The proceeds from the sale of the offered shares will be placed in an interest bearing escrow account until we raise the minimum offering ($25,000). All proceeds deposited with the escrow agent will remain the property of the purchasers of shares and shall not be subject to any liens or charges by the escrow agent. The escrow period shall terminate, and the funds shall be released to us, upon us selling at least 2,000,000 shares. If we do not sell at least 2,000,000 shares, the funds will be returned to the purchasers.


We anticipate that Karen M. Wolff, our president, treasurer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Ms. Wolff is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, she is deemed not to be a broker for the following reasons:


     o Ms. Wolff is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.
     o Ms. Wolff will not be compensated for her participation in the sale of company securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.
     o Ms. Wolff is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

     o Ms. Wolff is not associated with a broker or dealer and does not have an arrangement with a broker or dealer to effect transactions in securities.
     o Ms. Wolff does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Section 3a4-1 of the Securities Exchange Act of 1934, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.


Ms. Wolff will restrict her participation to the following activities:

     o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the President of a potential purchaser;
     o Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document;
     o Performing ministerial and clerical work involved in effecting any transaction.

We do not believe that our officers or directors will purchase any of the offered shares.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement.


The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in Nevada and Colorado.


Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:

======================= =========== ==========================================
Name                        Age     Position
----------------------- ----------- ------------------------------------------
Karen M. Wolff               44     president, treasurer and a director
----------------------- ----------- ------------------------------------------
Steven J. Wolff              45     vice president, secretary and a director
----------------------- ----------- ------------------------------------------
Thomas J. Wolff              32     director
======================= =========== ==========================================


Karen M. Wolff. Ms. Wolff has been our president, treasurer and one of our directors since our inception. Ms. Wolff is responsible for our day-to-day operations. She has 20 years of management experience in business financial and strategic planning, progressive staff development methods and creative problem solving and implementation. She has participated in business turnarounds, startups, and corporate development. Specifically, from January 1999 to October 1995, Ms. Wolff owned AA Associates in Mandan, North Dakota. AA Associates provided business plan writing services and assisted clients in forming strategic alliances with business partners. From October 1995 to November 1997, Ms. Wolff worked as an operations manager for Quinn Marketing & Communications Inc., in Mandan, North Dakota. She provided services to Quinn Marketing & Communications, Inc., as an employee. Ms. Wolff was a general manager at Advantage Business-Bismarck, Inc. from 1998 to 2000. The principal line of business of Advantage Business-Bismarck, Inc., was 24-hour inbound call center. She provided services to Advantage Business-Bismarck, Inc., as an employee. From our inception in 2001 to present, Ms. Wolff has worked for us. Over the last few years, Ms. Wolff has provided consulting services to business organizations, including business proposals, business plans and other projects. Ms. Wolff earned a Bachelor of Science degree in Business Administration from the University of Mary in Bismarck, North Dakota in 1984, and a certificate in Business from Bismarck State College in 1977. Ms. Wolff is a director of Creative Marketing Solutions, Inc., an advertising company in Bismarck, North Dakota. She has not been an officer or director of any reporting company.


Steven J. Wolff. Mr. Wolff has been our vice president, secretary and one of our directors since our inception. Mr. Wolff has been employed as an electrician with Tesoro Petroleum Refinery, formerly BP Amoco, since 1986. His duties have included the day-to-day maintenance for electrical components of the refinery. Mr. Wolff has over 20 years of experience as both a journeyman and master electrician. During this time, Mr. Wolff served in a supervisory capacity on various jobs. Mr. Wolff earned an Electrical Technician certificate in Applied Science from North Dakota State School of Science in Wahpeton, North Dakota in 1976. Mr. Wolff is not an officer or director of any reporting company.

Thomas J. Wolff. Mr. Wolff has been one of our directors since our inception. From 2000 to the present, Mr. Wolff has been employed as a forklift mechanic for Supervalu Stores, Inc. in Bismarck, North Dakota. During the previous ten years, Mr. Wolff worked as a certified auto mechanic at local garages in the Bismarck North Dakota area, including Montgomery Wards from 1995 to 1999. Mr. Wolff earned a certificate in Automotive Technology from Bismarck State College in 1989. Mr. Wolff has local business contacts from his years of employment. Mr. Wolff is not an officer or director of any company.

Karen Wolff is the spouse of Steven Wolff. Thomas Wolff is the brother of Steven Wolff. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------


The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 3, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.


Title of Class  Name and Address of       Amount and Nature of   Percent of Class   Percent of  Percent of     Percent of
                Beneficial Owner          Beneficial Owner       if no shares are   Class if    Class if       Class if
                                                                 sold               10,000,000  4,000,000      2,000,000
                                                                                    shares are  shares are     shares are
                                                                                    sold        sold           sold
--------------- ------------------------- ---------------------- ------------------ ----------- -------------- ----------------

Common Stock    Karen M. Wolff            1,500,000 shares(1),
                208 5th Ave. NW           president, treasurer,      31.58%(1)          10.17%       17.14%         22.22%
                Mandan, ND 58554          director

Common Stock    Steven J. Wolff           1,500,000 shares(1),
                208 5th Ave. NW           vice president,            31.58%(1)          10.17%       17.14%         22.22%
                Mandan, ND 58554          secretary, director

Common Stock    Thomas J. Wolff           1,150,000 shares,
                411 6th Ave. NW           director                   24.21%             7.80%        13.14%         17.04%
                Mandan, ND 58554

Common Stock    All directors and named
                executive officers as a   4,150,000 shares           87.37%             28.14%       47.43%         61.48%
                group

(1) Karen Wolff and Steven Wolff are married. Therefore, prior to the offering, they own 3,000,000 shares of our common stock, in the aggregate, or 63.16% of our total issued and outstanding stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------


We are authorized to issue 65,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. As of September 3, 2002, 4,750,000 shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued or outstanding.


We have not issued any warrants or options to purchase our common or preferred stock. Any options or warrants granted in the future will not be less than 85% of the fair market value of the common stock at the time of such grant. The term of any options or warrants granted in the future will not exceed five (5) years from the date of grant.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Our Articles of Incorporation allow us to issue our preferred stock without a vote of the holders of common stock. However, we will not offer preferred stock to promoters (as that term is defined immediately below) except on terms as such preferred stock is offered to all other existing shareholders or to shareholders. The definition of "promoter" includes:

     o A person, who, alone or in conjunction with one or more persons, directly or indirectly, took the initiative in founding or organizing the company;
     o A person who, directly or indirectly, receives, as consideration for services and/or property rendered, five percent or more of the proceeds from the sale of any class of our securities; and
     o A person who is an officer or director for the company or owns legally or beneficially owns, directly or indirectly, five percent or more of any class of our securities.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o Acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or
     o The payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may not be liable to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. Article V of our Bylaws provides for, under certain circumstances, the indemnification of our officers and directors. We anticipate we will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------


Transactions with Promoters. In October 2001, we issued 1,500,000 shares of our common stock to Karen M. Wolff, our president, treasurer and one of our directors, and 1,500,000 shares of our common stock to Steven J. Wolff, our vice president, secretary and one of our directors, in exchange for assets valued at $5,309.


Description of Business
-----------------------

Our Background.  We were incorporated in Nevada on October 2, 2001.


Our Business. We currently offer business plan writing services, business consulting and services such as assisting organizations and their management in building and increasing organizational effectiveness, as well as provide marketing ideas and bookkeeping services to small businesses. Currently, we primarily serve clients in the Bismarck-Mandan area of North Dakota. [material omitted]


Specifically, we currently provide small companies with a professionally written business development plan. Clients are led through a thorough process that gives the management team an opportunity to not only describe what is currently done within the company, but it also describes the company's mission and focus both now and for the future. Because we cater to smaller businesses, we are able to provide in-depth, customized services. Because we are a new, development stage business, we understand the commitment small businesses have to their own success and consequently we try to target key areas that are common problem areas for most small businesses related to business development.

We also currently provide ongoing consulting services. Because we believe that the writing of a sound business plan is merely the first step to achieving a company's goals, we try to facilitate and foster the implementation of the ideas which are generated during the writing of the business plan. We believe that our clients benefit from an "outside view" of their operations. We believe this perspective provides them with an unbiased opinion about what their business and how they can change existing structures to improve their overall efficiency and bottom line.


The following is a partial list of topics that we typically address upon request:

     o    Human Resource Development

     o    Marketing Issues

     o    Company Expansion Efforts

     o    Setting Company Goals

     o    Short and Long Term Strategic Planning


We have also found that there are small companies which do not want to be bothered with the responsibility of maintaining their own books because they do not have the staff or the desire to hire the staff to perform the work. We also offer our clients daily accounting services, if needed. However, we are not currently providing any of our clients with such services, although, we continue to offer those services. We believe that providing these services allows professionals to concentrate on what they do best without worrying whether they have made the correct accounting entries.


Our Business Consulting Services. We currently provide small companies with tailored, professionally written business development plans. We also currently offer guidance and suggestions to businesses thereby allowing their management team to focus on the goals of the particular business, both present and future. Through the process of developing a business plan, we assist our clients in evaluating their options and in choosing a course of action. We also help our clients in implementing their business plan. We believe a well-written business plan is essential for the following reasons:

     o helps clients to clarify, focus and research their business development and prospects;
     o provides a considered and logical three-to-five year framework to develop and pursue business strategies; and
     o offers a benchmark against which actual performance can be measured and evaluated.

We believe that each business is unique, and therefore, each requires a tailored business plan to achieve desired results. We believe that a structured, well-written business plan can provide a business with valuable focus. We begin most business plans with a conservative, time-tested structure, then customize the final product to suit the individual client's business and goals. We strive to make each business plan a realistic account of the expectations and long-term objectives of the particular client, whether the client is an established business or a new venture.


We also currently provide business consulting and coaching services. We strive to evaluate our clients' strengths and weaknesses, while assisting in targeting key areas for operational improvements or changing overall strategy to accommodate particular business objectives. As small businesses are challenged to remain competitive in a marketplace characterized by large, well capitalized competitors, we believe our services will become increasingly important. We believe that through our focused guidance, a smaller company can compete with its larger competitors. We offer assistance in a variety of areas, including, but not limited to:

     o    human resource development;
     o    marketing issues;
     o    company expansion efforts;
     o    setting company goals; and
     o    short-term and long-term strategic planning.


For clients without their own bookkeeping staff or expertise, we also offer daily bookkeeping services. Although we offer such services, we do not currently provide these services to any of our clients.

Our Target Markets and Marketing Strategy. We currently market our services primarily to small businesses which we believe can benefit from our knowledge of the day-to-day requirements of operating a business. We will continue to market our services to such companies. We believe that there are certain entrepreneurs in need of a professionally designed business plan. With a well-constructed plan, we believe that our clients will be more effective in maximizing their efforts and staying focused on the well-defined goals. We believe that many small companies lack the necessary capital needed to fund initial operations. We also believe that in today's market, small businesses need to stay focused and have a structured "road map". We believe that financial institutions that fund small businesses are looking for management that has conducted solid strategic planning as well as businesses which know how to manage their resources. We believe a well-written business plan demonstrates a company's ability to plan and implement a sound growth strategy, paving the way for that business to raise the necessary funds to grow and operate successfully.

We also plan to promote our services and attract businesses through our proposed website. Our proposed website is currently in the development stage and is not operational. Our future marketing initiatives will include:

     o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and special interest magazines;
     o    links to industry focused websites;
     o advertising by television, radio, banners, affiliated marketing and direct mail; and
     o    presence at industry tradeshows


Growth Strategy. Our objective is to expand our operations by adding staff while increasing our market presence in the Bismarck-Mandan area of North Dakota, and into nearby regions. We anticipate achieving growth by hiring additional staff, installing computers and launching a professionally designed website to attract new clients. We also hope to establish sufficient facilities in the Mandan, North Dakota area designed to accommodate additional staff. We plan to hire individuals with the following strengths:

     o Business Consultant/Coach: This position will be critical to our expansion. We will seek an individual with experience in business start-ups and turnarounds. We will look for an individual who has experience in consulting and coaching.
     o Business Writer: This individual will be experienced in writing business plans, proposals, and other types of business writing, and will coordinate and publish a monthly newsletter for our clients.
     o Financial/Accounting Technician: This individual will have experience in accounting and business operations, and provide bookkeeping and record keeping services to clients.
     o Marketing Representative: This position requires an individual experienced in marketing to small businesses, writing proposals, and developing and implementing ongoing marketing ideas. This position will be a liaison between us and those institutions which traditionally assist small businesses, such as: banks, legal offices and government agencies.
     o Clerical Assistant: This individual will perform all daily office tasks including, but not limited to, computer input and bookkeeping.
     o Computer Assistant: This individual will have web design experience, a working knowledge of computer networks, as well as work with an outside web design firm to establish our proposed website. We believe that our proposed website will be an important tool to expand our area of operations and client base.

We hope to establish our headquarters by January 2003. We then plan to expand our services to other cities in North Dakota. We believe it is critical to have a physical presence in the major North Dakota cities so that we can work effectively with local banks and lending institutions, as well as provide quality service to clients in those locations. We intend to expand operations to the following cities on the schedule indicated:

------------------------------------- ----------------------------------------
             City                                    Proposed Date
------------------------------------- ----------------------------------------
             Fargo                                   January 2003
------------------------------------- ----------------------------------------
             Grand Forks                             June 2003
------------------------------------- ----------------------------------------
             Minot                                   January 2004
------------------------------------- ----------------------------------------
             Dickinson                               June 2004
------------------------------------- ----------------------------------------

We anticipate that the individual we hire as our Business Consultant will staff each satellite location with individuals experienced in marketing, consulting, business operations and computers. We will also intend to staff those locations with a clerical assistant.


We anticipate that in order to implement our business plans within the next 12 months, we will need to raise funds in the following amounts for the following items:

o        Purchase additional computers: $10,000

o        Acquire additional office space for one year: $12,000

o        Website development for one year: $2,000

o        Working capital for one year: $8,000

We anticipate that the funds from this offering, assuming that we sell all the offered shares, will provide us sufficient capital for the next twelve months. We plan to raise additional funds either through additional offerings of our shares or through other financing arrangements, such as borrowings. There is no guarantee that we will be able to raise funds in addition to the funds we raise in this offering, if any. If we are not able to raise additional funds, we will likely not be able to expand our operations.


Our Proposed Website. We anticipate that our website will be developed by a local web design firm. We intend to design a user-friendly website which provides prospective clients with a complete listing of our available services and pages dedicated to relevant topics of interest to small businesses. We plan to design our website to allow current and potential clients to ask our Business Consultant introductory questions. We believe that will allow us to tailor our services to each particular client. We anticipate that we will use a portion of the proceeds from this offering to develop our website. However, as of the date of this prospectus, our website has not moved beyond the mere discussion phase as we currently lack the necessary funds to begin development of our website. Assuming our proposed website becomes operational, we expect to next focus on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration.

Our Intellectual Property. We do not presently own any domain names, copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Competition. The market for business consulting services is highly competitive. In order to compete effectively in the business consulting industry, a company must provide a wide range of quality services and products at a reasonable cost. The changing business environment has also produced an evolving range of strategic and operating options for small businesses entrepreneurs, many of whom are unfamiliar with the requirements of day-to-day business operations. In response, business-consulting firms are formulating and implementing new strategies and tactics, including developing ancillary products and services as well as engaging in target marketing programs.

We believe that we fill a unique niche in that we provide our services to small and medium development stage companies where most of our competitors provide similar services to large companies. Our competition includes accounting firms that provide business consulting services. Those firms include: Eide Bailly, Brady Martz & Associates as well as several, localized small business consultants. The small, localized business consulting services primarily operate within their own geographic confines and do not directly compete with us in the area within which we currently operate. We believe we compete favorably with the accounting firms which provide similar services because those firms focus on providing accounting services, not business consulting services. Our focus is the latter.

Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for business consulting activities. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

We compete with traditional "brick and mortar" providers of business consulting services. Once our website is operational, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have.

Government Regulation. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our consulting activities are not subject to licensing or other regulatory requirements.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our proposed website. We do not anticipate conducting any research or development activities in the near future.

Employees. As of September 3, 2002, we had one full time employee and one part time employee. We anticipate that we will not hire any additional employees in the next six months unless we generate significant revenues. From time to time, we anticipate using the services of an outside firm for website design and development.


Facilities. Our executive, administrative and operating offices are located 208 5th Ave. NW, Mandan, North Dakota, 58554. We do not own our offices. Karen M. Wolff, our president, treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Ms. Wolff does not expect to be paid or reimbursed for providing office facilities. We believe that our current facilities are adequate for our current needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations.
--------------------------------------------------------------------------


Going Concern Opinion. Our auditors have expressed doubt about our ability to continue as a going concern as we do not have significant cash or other material assets nor do we have an established source of revenues (See Note 5 of the attached financial statements). Moreover, we have limited operations and currently operate only within a small area of North Dakota. We have suffered losses since our inception on October 2, 2001.


For the period from October 2, 2001, our date of formation, to December 31,
2001.
---------------------------------------------------------------------------


Liquidity and Capital Resources. We had cash of $3,586 as at December 31, 2001. At December 31, 2001, we had accounts receivable of $0. Our officers and directors and founding shareholders provided us with our initial capitalization of $2,309. Those proceeds were used for initial working capital such as office supply expenses and payment of consulting services.


Results of Operations.
----------------------


Revenues. We are newly formed. For the period from our inception on October 2, 2001 to December 31, 2001, we realized revenues of $6,000 from business consulting services provided by us. Operating Expenses. Our total expenses for the period from our inception on October 2, 2001 to December 31, 2001, were $6,945. The majority of those expenses were for consulting fees of $5,750 which we do not believe are recurring. For the period from October 2, 2001, our date of formation, to December 31, 2001, we experienced a net loss of $945.


For the six-month period ended June 30, 2002.
---------------------------------------------


Liquidity and Capital Resources. We had cash of $543 as at June 30, 2002. At June 30, 2002, we had accounts receivable of $1,791. We believe that our available cash coupled with our collectible accounts receivable will be sufficient to pay our day-to-day expenditures until at least the end of September 2002. Our officers and directors and founding shareholders provided us with our initial capitalization of $2,309. Those proceeds were used for initial working capital such as office supply expenses and payment of consulting services.


Results of Operations.
----------------------


Revenues. We are newly formed. For the six month period ended June 30, 2002, we realized revenues of $3,588 from business consulting services provided by us. From our inception on October 2, 2001 to June 30, 2002, we realized revenues of approximately $11,488 from business consulting services that we provided. We hope to generate additional revenue as we expand our customer base. If we fail to expand our customer base, we believe our revenues will remain at current levels.

Operating Expenses. Our total expenses for the six month period ended
June 30, 2002, were $5,106 compared to the period from October 2, 2001, our date of formation, to June 30, 2002, where our total expenses were approximately $14,084. The majority of those expenses were for consulting fees of $2,500 which we do not believe are recurring. We issued stock valued at $1,750 for services and we paid $4,000 in compensation to Ms. Wolff, our president and a member of our Board of Directors, for consulting services provided to clients. Ms Wolff is dedicating limited time to our operations (5-10 hours a week) and any salary earned by Ms. Wolff will accrued at $500 a month. For the six month period ended June 30, 2002, we experienced a net loss of $1,518. For the period from October 2, 2001, our date of formation, to June 30, 2002, we experienced a net loss of approximately $2,596.


Our Plan of Operation for the Next Twelve Months. To implement our business plan during the next twelve months, we will need to establish our corporate headquarters and hire additional staff, so that we can expand our services to other areas of North Dakota. Specifically, we plan on expanding our services into Fargo, North Dakota in or around January 2003. We plan to expand into Grand Forks, North Dakota in or around June 2003. We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. Our failure to market and promote our services will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely fail to increase our revenues.


We had cash of $543 at June 30, 2002. In the opinion of management, available funds will satisfy our working capital requirements through September 2002. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to fully expand our operations, although we have not made any efforts to obtain additional capital. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses as they have expressed an intent to assist in paying our expenses if other funds are not available. We have not made any arrangements or agreements with our officers and directors regarding advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from one of our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. None of our officers or directors is obligated to pay for our expenses. [material omitted]

Our belief that our officers and directors will pay our expenses is based on representations made to us by our officers and directors and the fact that our officers and directors collectively own 4,150,000 shares of our common stock, which equals approximately 28.14% of our outstanding common stock following the completion of this offering if all of the offered shares are sold, or approximately 36.35% if two thirds of the offered shares are sold. We believe that our officers and directors will continue to pay our expenses as long as they maintain their significant ownership of our common stock. As of June 30, 2002, our officers, directors and founding shareholders have provided us with our initial capitalization of $2,309.

We are not currently conducting any research and development activities, other than the development of our proposed website. We do not anticipate conducting such activities in the near future. We do not anticipate purchases of plant or equipment other than general office supplies and general office equipment, should we raise sufficient funds to purchase such office equipment. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors. Specifically, if we are able to raise sufficient capital to expand our services and service area and our revenue levels justify such action, we plan on hiring five additional employees over the next 12 months.


Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:


           ================================== =========================
           Property                                June 30, 2002
           ---------------------------------- -------------------------
           Cash                                             $543
           ---------------------------------- -------------------------
           Property and Equipment, net                    $2,129
           ================================== =========================


Our facilities. Our executive, administrative and operating offices are located at 208 5th Ave. NW, Mandan, North Dakota 58554. Karen M. Wolff, our president, treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement with Ms. Wolff and we do not believe that Ms. Wolff expects to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------

Karen M. Wolff, our president, treasurer and one of our directors, currently provides office space to us at no charge. Ms. Wolff does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Ms. Wolff. However, we anticipate that Ms. Wolff will continue to provide office space to us at no charge.


We were incorporated in Nevada on October 2, 2001. Immediately following incorporation, we purchased our assets from Karen Wolff, our president, treasurer and one of our directors, and Steven Wolff, our vice president, secretary and one of our directors. We issued Mr. and Mrs. Wolff 3,000,000 shares of our common stock for those assets. Specifically, the assets included: a personal computer; office furniture including a desk and a chair; a laser printer; a copier; a file cabinet and office supplies. The acquired assets were valued at approximately $5,309.


With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors consent; and
     o    obtain shareholder consent where required.


All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the company than those that can be obtained from unaffiliated third parties. To date, we believe that all material affiliated transactions have been made or entered into on terms that are no less favorable to the company than those that can be obtained from unaffiliated third parties.


Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service; therefore, we are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When and if we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


As of September 3, 2002, there were six record holders of our common stock.


There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Our Bylaws provide that the annual meeting of the shareholders of this company will be held at 11:30 a.m. on the 4th day of October of each year beginning in 2002. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day. Shareholders' meetings shall be held in the office of the company or at such other place or places as our Board of Directors shall, from time to time, determine. We endeavor to provide our shareholders with audited financial statements prior to the annual shareholders' meeting.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our president and our other executive officers during the years ending December 31, 2001 and December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Karen M. Wolff - president, treasurer        2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        $12,000(1)    None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Steven J. Wolff - vice president, secretary  2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================
    (1)Mrs. Wolff has agreed to forgo salary until and unless we are earning sufficient revenues to pay her salary.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of September 3, 2002, our officers have received no compensation for their services provided to us. We anticipate that our officers will not receive compensation for their services unless we generate significant revenues.

Employment Contracts. We anticipate that we will enter into employment agreements with Karen Wolff, our president and treasurer, and Steven Wolff, our vice president and secretary. However, we have not negotiated the specific terms and conditions of such agreements. Moreover, we do not anticipate entering into such agreements until and unless we realize sufficient revenues to justify such action. There is no guarantee that we will ever realize sufficient revenues to justify entering into employment agreements with either Mrs. or Mr. Wolff.

Financial Statements
--------------------

                               AA CONSULTING INC.


                                December 31, 2001





















                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
------------------------------------------------------------------------------
                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)

                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's

Board of Directors
AA Consulting Inc.
                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying balance sheet of AA Consulting Inc. (Company) as of December 31, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the three month period ended December 31, 2001, and from October 2, 2001 to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. This is further explained in Note 8 in the notes to financial statements.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2001 and the results of its operations and its cash flows for the three month period ended December 31, 2001 and for the period from October 2, 2001 to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

                                Clyde Bailey P.C.
San Antonio, Texas
January 30, 2002

                               AA Consulting Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of December 31, 2001

                                   A S S E T S
                                   -----------
Current Assets
--------------
      Cash                                                          $           3,586
                                                                    ------------------
             Total Current Assets                                                                    3,586

Fixed Assets:
-------------
      Equipment                                                                 2,661
      Less:Accumulated Depreciation                                              (133)
                                                                    ------------------
             Total Fixed Assets                                                                      2,528
                                                                                         ------------------

             Total Assets                                                                $            6,114
                                                                                         ==================

                              L I A B I L I T I E S
                             ----------------------

Current Liabilities
-------------------
      Accounts Payable                                                              -
                                                                    ------------------

             Total Current Liabilities                                                                   -
                                                                                         ------------------
             Total Liabilities                                                                           -

      Commitments and Contingencies                                                                      -


                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

Preferred Stock                                                                                          -
      10,000,000 authorized shares, par value $.001
      no shares issued and outstanding

Common Stock                                                                                         4,750
      65,000,000 authorized shares, par value $.001
      4,750,000 shares issued and outstanding

Additional Paid-in-Capital                                                                           2,309
Deficit accumulated during the development period                                                     (945)
                                                                                         ------------------
             Total Stockholders' Equity (Deficit)                                                    6,114
                                                                                         ------------------
             Total Liabilities and Stockholders' Equity                                  $           6,114
                                                                                         ==================




          The accompanying notes are integral part of the consolidated financial statements.

                               AA Consulting Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations

                                                       For the
                                                     Three Month             From 10/2/01
                                                     Period Ended             (Inception)
                                                  -------------------       to October 31
                                                    December 31          --------------------
                                                         2001                   2001
                                                  -------------------    --------------------
Revenues:
---------
       Revenues                                   $            6,000     $             6,000
                                                  -------------------    --------------------
            Total Revenues                        $            6,000     $             6,000

Expenses:
---------
       Consulting Services                                     5,750                   5,750
       Depreciation Expense                                      133                     133
       Operating Expenses                                      1,062                   1,062
                                                  -------------------    --------------------
            Total Expenses                                     6,945                   6,945

            Net Income (Loss) from Operations     $             (945)    $              (945)


Provision for Income Taxes:
---------------------------
       Income Tax Benefit                                          -                       -
                                                  -------------------    --------------------
            Net Income (Loss)                     $             (945)    $              (945)
                                                  ===================    ====================



Basic and Diluted Loss Per Common Share                        (0.00)                  (0.00)
                                                  -------------------    --------------------

Weighted Average number of Common Shares                   4,750,000               4,750,000
                                                  ===================    ====================
       used in per share calculations




          The accompanying notes are integral part of the consolidated financial statements.

                               AA Consulting Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity




                                                            $0.001            Paid-In           Accumulated        Stockholders'
                                        Shares            Par Value           Capital             Deficit             Equity
                                   -----------------   -----------------  -----------------   -----------------  -----------------

Balance, October 2, 2001(Inception)               -    $              -   $              -    $              -   $              -
  October 2001
 Stock Issuance for Assets                3,000,000               3,000              2,309                                  5,309
  October 2001
Stock Issuance for Services               1,750,000               1,750                  -                             -    1,750

Net Income  (Loss)                                                                                        (945)              (945)
                                   -----------------   -----------------  -----------------   -----------------  -----------------

Balance, December 31, 2001                4,750,000               4,750              2,309                 (945)            6,114
                                   ===============================================================================================








          The accompanying notes are integral part of the consolidated financial statements.

                               AA Consulting Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows



                                                                          For the          ------------------------
                                                                        Three Month               From 10/2/01
                                                                        Period Ended              (Inception
                                                                    ----------------------       to December 31
                                                                       December 31         ------------------------
                                                                           2001                      2001
                                                                    ---------------------  ------------------------
Cash Flows from Operating Activities:
-------------------------------------
                                                                    ---------------------
       Net Income (Loss)                                            $               (945)  $                  (945)

       Changes in operating assets and liabilities:
               Depreciation                                                          133                       133
               Stock issued for Services                                           1,750                     1,750
                                                                    ---------------------  ------------------------

               Total Adjustments                                                   1,883                     1,883
                                                                    ---------------------  ------------------------

Net Cash (Used in) Provided From  Operating Activities              $                938   $                   938


Cash Flows from Investing Activities:
-------------------------------------

       Capital Expenditures                                                            -                         -
                                                                    ---------------------  ------------------------

Net Cash Used in Investing Activities                               $                  -   $                     -
                                                                    ---------------------  ------------------------


Cash Flows from Financing Activities:
-------------------------------------
       Note Payable                                                                    -                         -
       Common Stock                                                                2,648                     2,648
                                                                    ---------------------  ------------------------

Net Cash Provided for Financing Activities                          $              2,648   $                 2,648
                                                                    ---------------------  ------------------------

Net Increase (Decrease) in Cash                                     $              3,586   $                 3,586

Cash Balance,  Begin Period                                                            -                         -
                                                                    ---------------------  ------------------------

Cash Balance,  End Period                                           $              3,586   $                  3,586
                                                                    =====================  ========================


Supplemental Disclosures:
       Cash Paid for interest                                       $                  -   $                     -
       Stock Issued for Services                                    $              1,750   $                 1,750
       Stock Issued for Assets                                      $              2,662   $                 2,662





          The accompanying notes are integral part of the consolidated financial statements.

                               AA Consulting Inc.
                        (a Development State Enterprise)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------

AA Consulting Inc. ("the Company") was incorporated under the laws of the State of Nevada on October 2, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 4,750,000 shares issued and outstanding as of December 31, 2001. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock has a par value of $.001. The fiscal year end will be December 31.

Development Stage Enterprise
----------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, "little" revenue has been derived during the organizational period.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation Plans
------------------------------

The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted

                               AA Consulting Inc.
                        (a Development State Enterprise)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached.
Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. The contracts that the Company receives are negotiated under a fixed contract and is usually is a short-term contract ranging from thirty to sixty days. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

The Company has adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows. The Company believes that SAB 101 has been followed in the recognition of revenues.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                               AA Consulting Inc.
                        (a Development State Enterprise)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
-----------------------

A total of 4,750,000 shares of common stock were issued at the organization of the Company. A total of 3,000,000 shares of common stock were issued for cash and assets valued at $5,309. The Company issued 1,750,000 shares of common stock to issued to individuals as founders and expensed as consulting fees for a total of $1,750.

                               AA Consulting Inc.
                        (a Development State Enterprise)
                          Notes to Financial Statements

Note 3  -  Related Parties
--------------------------

The Company has significant related party transactions and/or relationships with the principle officer and shareholder, Karen Wolff in the form of the initial stock issuance for assets. Ms. Wolff received $4,000 as compensation in October 2001 for developing business plans.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 5  -  Going Concern
------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raise substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free to insure that the Company has enough operating capital over the next twelve months.

Note 6  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

                               AA Consulting Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet


                                   A S S E T S
                                   -----------

    Current Assets                                                         June 30             December 31
    --------------                                                          2002                 2001
                                                                      ------------------   ------------------
        Cash                                                          $             543    $           3,586
        Accounts Receivable                                                       1,791                    -

                                                                      ------------------   ------------------
               Total Current Assets                                               2,334                3,586

    Fixed Assets:
    ------------
        Equipment                                                                 2,661                2,661
        Less:Accumulated Depreciation                                              (532)                (133)
                                                                      ------------------   ------------------

               Total Fixed Assets                                                 2,129                2,528
                                                                      ------------------   ------------------


               Total Assets                                           $           4,463    $           6,114
                                                                      ==================   ==================

                              L I A B I L I T I E S
                              ---------------------
    Current Liabilities
    -------------------
        Accrued Expenses                                                              -                    -
                                                                      ------------------   ------------------

               Total Current Liabilities                                              -                    -
                                                                      ------------------   ------------------

               Total Liabilities                                                                           -

        Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

    Preferred Stock                                                                                        -

    Common Stock                                                                   4750                4,750

    Additional Paid-in-Capital                                                    2,309                2,309
    Deficit accumulated during the development period                            (2,596)                (945)
                                                                      ------------------   ------------------

               Total Stockholders' Equity (Deficit)                               4,463                6,114
                                                                      ------------------   ------------------

               Total Liabilities and Stockholders' Equity             $           4,463    $           6,114
                                                                      ==================   ==================





          The accompanying notes are integral part of the consolidated financial statements.

>




                               AA Consulting Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                              For the Three         For the Six             From 10/2/01
                                                               Month Period         Month Period              (Inception)
                                                              Ending June 30       Ending June 30            to June 30
                                                            ------------------- ---------------------    --------------------
                                                                   2002                 2002                    2002
                                                            ------------------- ---------------------    --------------------

Revenues:
       Revenues                                             $            1,688  $              3,588     $            11,488

                                                            ------------------- ---------------------    --------------------
            Total Revenues                                  $            1,688  $              3,588     $            11,488

Expenses:
       Consulting Services                                               2,500                 2,500                   8,250
       Depreciation Expense                                                133                   266                     532
       Operating Expenses                                                1,981                 2,340                   5,302
                                                            ------------------- ---------------------    --------------------

            Total Expenses                                               4,614                 5,106                  14,084

            Net Income (Loss) from Operations               $           (2,926) $             (1,518)    $            (2,596)


Provision for Income Taxes:

       Income Tax Benefit                                                    -                     -                       -
                                                            ------------------- ---------------------    --------------------

            Net Income (Loss)                               $           (2,926) $             (1,518)    $            (2,596)
                                                            =================== =====================    ====================


Basic and Diluted Loss Per Common Share                                  (0.00)                (0.00)                  (0.00)
                                                            ------------------- ---------------------    --------------------


Weighted Average number of Common Shares                             4,750,000             4,750,000               4,750,000
                                                            =================== =====================    ====================
       used in per share calculations




          The accompanying notes are integral part of the consolidated financial statements.

                               AA Consulting Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows

                                                                     --------------------- -------------------------
                                                                          Six Month              From 10/2/01
                                                                         Period Ended             (Inception)
                                                                           June 30                to June 30
                                                                     --------------------- -------------------------
                                                                             2002                    2002
                                                                     --------------------- -------------------------
    Cash Flows from Operating Activities:
    -------------------------------------
         Net Income (Loss)                                           $             (1,518) $                 (2,596)

         Changes in operating assets and liabilities:
                 Depreciation                                                         266                       532
                 (Increase) Decrease accounts receivable                           (1,791)                   (1,791)
                 Stock issued for Services                                              -                     1,750
                                                                     --------------------- -------------------------
                 Total Adjustments                                                 (1,525)                      491
                                                                     --------------------- -------------------------

    Net Cash (Used in) Provided From  Operating Activities           $             (3,043) $                 (2,105)


    Cash Flows from Investing Activities:
    -------------------------------------
         Capital Expenditures                                                           -                         -
                                                                     --------------------- -------------------------

    Net Cash Used in Investing Activities                            $                  -  $                      -
                                                                     --------------------- -------------------------


    Cash Flows from Financing Activities:
    -------------------------------------
         Note Payable                                                                   -                         -
         Common Stock                                                                                         2,648
                                                                     --------------------- -------------------------
    Net Cash Provided for Financing Activities                       $                  -  $                  2,648
                                                                     --------------------- -------------------------

    Net Increase (Decrease) in Cash                                  $             (3,043) $                    543

    Cash Balance,  Begin Period                                                     3,586                         -
                                                                     --------------------- -------------------------

    Cash Balance,  End Period                                        $                543  $                    543
                                                                     ===================== =========================


    Supplemental Disclosures:
         Cash Paid for interest                                      $                  -  $                      -
         Cash Paid for income taxes                                  $                  -  $                      -
         Stock Issued for Services                                   $                  -  $                  1,750
         Stock Issued for Assets                                     $                  -  $                  2,662



          The accompanying notes are integral part of the consolidated financial statements.

                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS
-----------------------------

As used herein, the term "Company" refers to AA Consulting Inc. unless otherwise indicated. Consolidated unaudited interim financial statements including a balance sheet for the Company as of the quarter ended June 30, 2002, statement of operations, and statement of cash flows for the interim period up to the date of such balance sheet and the comparable period of the preceding year are attached as Pages 3 through 5 and are incorporated herein by this reference.

















                 [ THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                               AA Consulting Inc.
                          Notes to Financial Statements

NOTE 1- BASIS OF PRESENTATION
-----------------------------

General
-------

The consolidated unaudited interim financial statements of the Company as of June 30, 2002 and for the three and six months ended June 30, 2002, included herein have been prepared in accordance with the instructions for Form 10QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. The December 31, 2001 Consolidated Balance Sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements.

In the opinion of management, the accompanying consolidated unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2002, and the results of their operations for the three and six months ended June 30, 2002 and from inception to June 30 2002, and their cash flows for the three and six months ended June 30, 2002 and from inception to June 30, 2002.

The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2001and related notes included in the Company's Form 10-KSB filed with the Securities and Exchange Commission

Organization
------------

AA Consulting Inc. ("the Company") was incorporated under the laws of the State of Nevada on October 2, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 4,750,000 shares issued and outstanding as of June 30, 2002. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock has a par value of $.001. The fiscal year end will be December 31.

                               AA Consulting, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)
--------------------------------------------------------------

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when consulting engagements have been earned and completed and expenses when incurred on the related consulting engagements. Fixed assets are stated at cost. Since the consulting engagements are usually less than one year, the Company recognizes its revenues when the engagements are completed. The Company uses the completed contract method rather than the percentage of completion method of accounting for revenue because the difference is immaterial both on an annual and quarterly basis. This method is used because the typical contract is completed in six months or less and does not contain a refund provision in the contract. An engagement is considered complete when all costs except significant items have been incurred. Revenues from time contracts are recognized currently as the work is performed. Losses on contract are recognized by expensing the actual expenses on the completed job. The Company's jobs are consulting jobs and any recognition of losses are recognized in accordance with SFAS 5 which requires that losses are recognized when the loss is probable and can be reasonably estimated. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows. The Company believes that SAB 101 has been followed in the recognition of revenues.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation. The Company does not have any dilutive securities as of June 30, 2002.

Note 2  -  Common Stock
------------------------

A total of 4,750,000 shares of common stock were issued at the organization of the Company. A total of 3,000,000 shares of common stock were issued for cash and assets valued at $5,309. The Company issued 1,750,000 shares of common stock to issued to individuals as founders and expensed as consulting fees for a total of $1,750.

                               AA Consulting, Inc.
                          Notes to Financial Statements

Note 3 - Commitment and Contingencies
-------------------------------------

The Company has not recognized any commitments or contingencies at this time. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raises substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free


Note 4 - Subsequent Events
--------------------------

There are no subsequent events that warrant disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In October 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financials statements from October 2, 2001, our date of formation, through October 31, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

Experts
-------

Our financial statements for the period from October 2, 2001, our date of formation, through October 31, 2001, appearing in this prospectus which is part of a registration statement have been audited by Clyde Bailey P.C., independent accountant, and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C. as experts in accounting and auditing.

Additional Information
----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $33.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $5,000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In October 2001, we issued 1,500,000 shares of our common stock to Karen M. Wolff, our president, treasurer and one of our directors, and 1,500,000 shares of our common stock to Steven J. Wolff, our vice president, secretary and one of our directors, in exchange for assets valued at approximately $5,309. The assets which were received in exchange for the issuance of the shares to Mrs. and Mr. Wolff is disclosed in the aggregate. During this same time, we issued 1,150,000 shares of our common stock to Thomas J. Wolff, one of our directors, in exchange for founders services valued at $1,150; 200,000 shares to Leona A. Wolff for services valued at $200; 200,000 shares to Ellen L. Hardy in exchange for founders services valued at $200; and 200,000 shares to Clara L. Blotsky in exchange for founders services valued at $200. Thomas Wolff provided services related to our business plan and marketing strategy. Ellen Hardy provided office administration and office setup advice. Clara Blotsky provided assistance in formulating our business plan. All of the shares were issued in transactions which we believe satisfy the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. Specifically, the shares were issued to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation*

3.2                        Bylaws*

5.                         Opinion Re: Legality*

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings**

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel*

* Included in the original SB-2 filed with the Securities and Exchange Commission on November 20, 2001.
**        Included in Financial Statements

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                           Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Mandan, State of North Dakota, on September 3, 2002.


                                            AA Consulting, Inc.,
                                            a Nevada corporation

                                            /s/ Karen M. Wolff
                                            -------------------------------
                                            Karen M. Wolff
                                            President, Treasurer, Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


 /s/ Karen M. Wolff                                  September 3, 2002
------------------------------------                 -----------------
Karen M. Wolff
President, Treasurer, Director


/s/ Steven J. Wolff                                  September 3, 2002
------------------------------------                 -----------------
Steven J. Wolff
Vice President, Secretary, Director


/s/Thomas Wolff                                      September 3, 2002
------------------------------------                 -----------------
Thomas Wolff
Director